Exhibit 24


CONFIRMING STATEMENT


	This Statement confirms that the undersigned has authorized and designated
	the Chief Executive Officer, Chief Financial Officer, or the Assistant
	Secretary of CryoLife, Inc. to execute and file on the undersigned's behalf
	all Forms 3, 4 and 5 (including any amendments thereto) that the
	undersigned may be required to file with the U.S. Securities and Exchange
	commission as a result of the undersigned's ownership of or transactions
	in securities of CryoLife, Inc.  The authority of the Chief Executive
	Officer, Chief Financial Officer, or the Assistant Secretary of CryoLife,
	Inc. under this Statement shall continue until the undersigned is no longer
	required to file Forms 3, 4 and 5 with regard to the undersigned's
	ownership of or transactions in securities of CryoLife, Inc., unless
	earlier revoked in writing.  The undersigned acknowledges that the Chief
	Executive Officer, Chief Financial Officer, or the Assistant Secretary of
	CryoLife, Inc. is not assuming any of the undersigned's responsibilities
	to comply with Section 16 of the Securities Exchange Act of 1934.



Dated as of April 1, 2015                           /s/ Jean F. Holloway
                                                       Jean F. Holloway